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                                                                    EXHIBIT 99.1

                                    Consent

The undersigned, Richard G. Ellenberger, has agreed, if elected at CapRock Communications Corp.'s 1999 Annual Meeting of Shareholders, to be held in May 1999, to serve as a director of CapRock. The undersigned hereby consents to being named as a director nominee in CapRock's Registration Statement on Form S-1, File No. 333-74735, as amended.

Dated: April 15, 1999          /s/ RICHARD G. ELLENBERGER
                               --------------------------
                               Richard G. Ellenberger